Exhibit 99.1

BRPM-FaZe Clan, Inc. - Business Combination Conference Call Transcript

Operator

The discussion today contains forward-looking statements including, but not limited to, with regard to FaZe Clan and B Riley Principal 150 Merger Corp and their respective expectations or predictions of future financial, business performance or conditions, the industry outlook and the timing and completion of the proposed business combination transaction. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions, and they are not guarantees of performance. You should not put undue reliance on these statements. You should understand that such forward-looking statements involve risks and uncertainties, including the items discussed under the risk factors beginning on slide 25 of the investor presentation. Such factors may be updated from time to time in BRPM filings with the SEC, which are available on the SEC website, and they may cause actual results or performance to differ materially from those indicated by such statements. FaZe Clan and BRPM are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement whether as a result of new information, future events or otherwise, except as required by law.  You are encouraged to read the press release issued today, the Form 8-K filed with the SEC in connection with the proposed business combination transaction, the accompanying presentation that is available on BRPM’s EDGAR page on the SEC’s website for a discussion of the factors that can affect the proposed business combination and the business of FaZe Clan after completion of the proposed transaction.

With that, I will now pass the call over to Bryant. Bryant, please go ahead.

Bryant Riley, Chairman of B. Riley Principal Merger Corp.

Thank you, operator, and thank you everyone for joining us this morning. We’ll start on slide 6.

We are excited to announce today that B. Riley Principal 150 Merger Corp is entering into a business combination agreement with FaZe Clan, a leading lifestyle, content and gaming media platform, sitting at the intersection of youth-culture and technology.

Upon approval, this transaction will result in FaZe Clan becoming a publicly traded company, listed on the NASDAQ, under the ticker, “FAZE.”

This is a pivotal moment in the ever-evolving media landscape. Boasting a hyper-engaged global fanbase of over 350 million across social platforms, FaZe Clan’s broad influence in creating disruptive and original content and its enviable record in gaming have positioned the brand as an influential voice of youth culture.

The FaZe Clan management team will continue to be led by Lee Trink, Chief Executive Officer, who will become Chairman of the Board, and Amit Bajaj, Chief Financial Officer -- both of whom are with us on this call today.

Let’s turn to slide 7 for a summary of the transaction we are announcing today.

BRPM-FaZe Clan, Inc. - Business Combination Conference Call Transcript

B. Riley Principal 150 Merger Corp is proposing to combine with FaZe Clan to create a company with an implied equity valuation of approximately $1 billion, which includes an assumed $275 million of cash on the balance sheet.

Following deal-closing, the transaction will position FaZe to expand and further diversify its lifestyle and media platform and capitalize on both emerging revenue opportunities and potential acquisitions.

As of June 30, 2021, BRPM had $172.5 million in cash held in trust and a fully committed $118 million PIPE at $10 per share. The cash will be used to fund organic and inorganic growth as FaZe accelerates its monetization strategy across its global platform.

The business combination is currently expected to close in the first quarter of 2022. We couldn’t be more excited to be working with this fantastic management team leading this incredible new company.

I’ll now turn the presentation over to Lee… Lee?

Lee Trink, Chief Executive Officer of FaZe Clan

Good morning everyone, and thanks for joining us today.

I also want to say thanks to you, Bryant, for the great work that you and your team have done so far, and for that warm introduction. We at FaZe could not be more excited to begin our public journey and we are thrilled to have B. Riley as our partner.

There’s a slide in the Appendix “B” of our investor presentation that includes our full management team and their backgrounds.

As Bryant said, I've been the CEO here at FaZe Clan for a little over three years now. My prior experience is in the traditional entertainment field, predominantly in the music business, and to a lesser extent film and television production. The first half of my career was spent at record labels, where I eventually became the President of Capitol Records, and the Capitol Music Group. I also founded a talent management company, managing A-list global artists which I operated for about a decade.

Around six years ago, I signed FaZe Clan as a client to my talent management company, and over the next couple of years I had a front row seat and saw the incredible potential of the FaZe brand and I was sufficiently motivated to close my lucrative business I had built over ten years and took a full-time job at FaZe Clan to build that into a meaningful business.

Let's dive in on page 9, the investment thesis.

BRPM-FaZe Clan, Inc. - Business Combination Conference Call Transcript

FaZe is a leading digitally native lifestyle brand. We believe we have the reach of a major media conglomerate. We have a combined social media reach of over 350 million people, and an influencer network that includes some of the most prominent global celebrities. We have a vast network of influence, and we are positioned at the intersection of how Gen Z consumes content and how they transact and engage with that content.

FaZe utilizes a diversified, multiplatform monetization strategy. Currently, we monetize through content, merchandise & consumer goods, sponsorships, and through esports teams. We plan to capitalize on organic growth opportunities for those four monetization buckets, as well as international expansion and other IP verticals. Together, we believe that they represent a significant revenue growth opportunity of 10 to 200 times today's levels.

FaZe is well positioned to capitalize on the massive global growth and scale in both gaming and video streaming. We have a lot of runway for growth in these areas and we haven’t even scratched the surface on what we can deliver internationally, where our fanbase is frankly already enormous.

We know of no other platform that can match FaZe’s reach into the elusive and crucial 13-34 age demographic – which presents tremendous opportunity for brands we work with. The global Gen Z cohorts are expected to generate an estimated $33 trillion in income globally by the beginning of the next decade... 80% of our audience is in that hugely valuable 13-34 age demo.

We’ll talk about how we’re helping major brands reach this demographic, while building our business and the FaZe brand in the process.

Finally, our platform is scalable and built to support M&A opportunities that can accelerate our growth and drive capital efficiencies on our path to profitability.

Let's move on to page 10.

So, what is FaZe? FaZe was born in gaming but has strategically evolved into so much more.

Today, we define FaZe as the voice of a generation, predominantly Gen Z. Importantly, we believe we are a unique conduit for reaching a global Gen Z audience -- Gen Z are a very coveted generation to advertisers and consumer product companies, and also the hardest to reach through traditional media outlets.

Every youth generation has their own twist, culture, and point of view. They want to be spoken to in their own language, one that resonates with them and that they can relate to. But in our lifetimes, we have not seen a generation that has created a more seismic shift in how they consume and transact than Gen Z.

And the reason is clear: Gen Z is the first generation to be born into a world with a fully developed internet. As such, they’re digital natives. They communicate through a different set of social constructs. The traditional immense gulf between one’s physical and digital life is paper thin for Gen Z.

BRPM-FaZe Clan, Inc. - Business Combination Conference Call Transcript

We have what we call an “always on” relationship with our combined social media following of over 350 million around the world and we engage with them on a daily basis through the FaZe Clan social media channels, as well as through the channels of our broad talent network, which includes over 90 creators and esports pros.

Now, let’s take a minute to unpack that roster. About half of our talent network consists of esports athletes, meaning they compete on one of our 10 professional gaming esports teams. The other half of that roster, about 40 plus members, are content creators. The best way to think about these creators is simply as entertainers, talent who are constantly creating new and different content and through that content are consistently engaging with our fan base.

For the younger generations, this is their new television. It’s how they receive their daily entertainment---through social media--- and not through traditional entertainment outlets, like television.

Our creators post shorter-form content, such as daily video blogs and gaming trick-shot videos--which sit on social platforms such as YouTube or TikTok. We also have our daily streamers, who primarily engage with our fans on platforms like Twitch.

Many loyal stream viewers find it to be like a second home. These streams are live, and in some cases, run up to 10 hours a day, and even 300 days a year, providing their fanbase with a vibrant community that they can engage with on a consistent basis. As you can imagine, having spent so much time together these communities begin to form real and meaningful relationships, with not only the streamer, but the other viewers and fans as well.

These content creators in our talent network - both vloggers and streamers - fuel the loyalty and engagement of our fanbase. This is where the true power of FaZe Clan emanates.

On that note, I’d like to mention that we have amongst the highest level of engagement across any kind of audience bar none, and we’ll reference some of the data on that point shortly.

Lastly, our fans are on this growth journey with us. They engage with our brand as we continue to explore new adventures and new opportunities together. The relationship is not only “always on” but our fans are “at attention” and ready to receive new expressions of the FaZe brand.

Now let's talk about the FaZe timeline on page 11.

We’re a young company but we have more than a decade of history behind us. FaZe is a legacy brand in this space.

FaZe was started by a group of friends who actually met online, playing Xbox games, and became friends before they ever met in person. Not dissimilar to a lot of our fanbase. Together, they began posting exciting and entertaining gaming highlights online. These gamers set out to be the most entertaining player, not necessarily the best player. And the millennial/gen Z audience became riveted.

BRPM-FaZe Clan, Inc. - Business Combination Conference Call Transcript

We’re also incredibly proud of our 30 esports championships we’ve achieved, which have opened many opportunities for sponsorships and engagement with a broader creator community. Despite the fact that in the world of gaming the most entertaining gamer is more valued than the best player, it still matters that we win... and we win a lot.

Now, we’re at the forefront of cutting-edge partnerships, we’re working with major global advertisers and content rights owners, and have firmly hit the cultural mainstream.

I’ll provide a little more detail on our cultural impact on page 12.

Our significance and scale in gaming culture has propelled us to groundbreaking achievements in this space. For example, just a few months ago, we made history as the first gaming organization to grace the cover of Sports Illustrated. That same month, we did a collaboration with the iconic artist Murakami. We teamed up with a few pieces of merch, and in that drop, we sold nearly a million dollars... of mouse pads... in one day, let that sink in for a moment.

In August, our Call of Duty team won our 30th esports Championship. We did something cool for our fans around that as well. Around that championship match, we gave our fans a chance to join FaZe for a day and permit them to wear the FaZe gaming tag in front of their names on their social handles, much like our talent. That was an incredible moment for us, as legions of gamers changed their names and joined our clan for the day.

One of the most exciting illustrations of our huge influence was through our brand partnership with McDonald’s, who actually changed their social media handle to “FaZe McDonald’s.” It was amazing to see and, for our fanbase, is the digital equivalent of changing the signs on the building to say FaZe McDonalds.

In September, we created a groundbreaking collaboration with DC Comics, where we released a comic book depicting FaZe members as superheroes alongside Batman and the gang. This is a great example of how our roster--our talent network---is also individual IP and demonstrates another example of how we can leverage that IP.

Recently, we collaborated with MGM to help promote the new James Bond film, which was Daniel Craig’s last film for the franchise. Daniel Craig actually participated with FaZe Clan members in that promotion. And we just did it again with the Dune film, also with some of the stars of that movie. This is another example of how a traditional media outlet is tapping us to get access to our younger audience.

And these are just a few examples of FaZe’s powerful brand presence, and impact on the zeitgeist as well as our growth opportunities.

Starting on the next slide, I’ll provide some perspective on how far FaZe has risen in the media landscape.

BRPM-FaZe Clan, Inc. - Business Combination Conference Call Transcript

Let’s flip to page 13.

We are among the most recognizable sports brands worldwide. Our brand punches well above its current weight and well above our notoriety.

This slide shows the aggregate fan engagement across all our social media channels, and we already rank among the largest traditional sports teams and even entire leagues, such as the NFL and the NBA. Impressively, we appear alongside only two other teams—the Lakers and the Warriors—in terms of social media engagement. When we speak about how high our engagement is, this is the data that supports that strong statement.

Based on current trends, we expect consumption and transactions will continue to migrate further and further towards digital. When you accept that notion, this slide represents a glimpse into the future. This is a window into which brands are positioned to resonate with youth going forward.

Let's take a look at our monetization runway on the next page.

So, page 14 really captures why we’re so excited about the opportunity for FaZe Clan.

As the left side of the chart shows, we think we’re only at the beginning of monetizing our current audience, in contrast to more established and mature sports leagues and traditional media leaders.

When I became CEO of FaZe Clan three years ago, we identified the significant opportunity to monetize the brand, as well as the opportunity to build the brand into something larger than merely esports.

As digitally native generations come to the forefront of society, we believe FaZe will be the conduit between the digital and the real world, something that has proven immensely challenging for traditional brands and industries to bridge.

Let’s go to page 15.

FaZe Clan is an industry leader in gaming entertainment. Using esports as an example, we generate more social media interactions than the next 8 gaming organizations combined.

Based on the data on this slide, we believe this demonstrates that no other esports or gaming brand can match the cultural significance of FaZe Clan - none.

BRPM-FaZe Clan, Inc. - Business Combination Conference Call Transcript

Now, I’ll dive more into the industry dynamics and FaZe Clan’s growth opportunity. Let’s go to page 17.

We’ve already articulated that this new digitally native generation is coming to the forefront of commerce and driving massive changes. Increasingly, we believe the most effective way to get to this audience is through influencers. Currently, we have 35+ content creators in our talent network. These are people that the younger generations trust. They see them using the same platforms that they value and creating the content that they most resonate with. The term influencer is not a loose moniker. The label is accurate. This generation follows the influencer’s lead in driving purchasing decisions.

According to eMarketr, the US influencer market is now a $3 billion industry. Further, the ways in which influencers are reaching their audience are changing and FaZe is an ideal partner for marketers as we create new opportunities in the metaverse and within the digital economy.

On the next slide, we’ll take a look at the opportunity for FaZe as traditional sports viewership declines.

On 18, you’ll see that FaZe is well positioned to capitalize on these trends. As you’d expect, the media industry is responding, and that response has been to move content spend from traditional outlets, like TV, to digital platforms, like social media. This is in many ways akin to the same shift that occurred with broadcast to digital advertising. But the next step is even more challenging as the audience is more fragmented and harder to attract.

As you can see here, on a 2020 year-over-year basis, all traditional sports leagues saw declines in their viewership rating. Esports, on the other hand, that viewership grew 10% year-over-year in 2020.

A big part of what’s happening here, is again, a seismic generational shift. Where the younger generations' attention goes, viewership growth follows. And to reiterate, this is an audience that we’re in lockstep with on a daily basis. Remember, we’re “always on.”

We expect to continue to widen this moat, as digital media continues to take more and more of traditional media viewership, which is expected to make up two-thirds of all media consumption by 2023.

Additionally, we believe traditional sports are having trouble staying relevant with the next generations’ culture, and therein lies another competitive advantage for FaZe. We not only have the connectivity and scale, but we have an emotional connection with our fans that strengthens our messaging.

On the next page, you’ll see just how strongly we’re positioned with the younger generations.

BRPM-FaZe Clan, Inc. - Business Combination Conference Call Transcript

For example, nearly 80% of our YouTube audience falls within that coveted 13-34 age range. And as digital media consumption trends play out, we continue to rapidly grow our social media presence.

To that point...in only the last two years, from 2019 to 2021, FaZe's aggregate social audience increased by 63%. And in 2020, we surpassed 1 billion lifetime views on YouTube alone.

Now, let's dive into monetization.

Slide 21 tells the story of the tremendous opportunity we have to expand the ways we monetize our audience. We’ve explained how this generation moves differently... and consumes differently... now let’s talk about how that impacts monetization.

In content, we currently distribute through social channels, which has been a great funnel to attract an audience and engage with fans. But we’re starting to move beyond social channels and develop original IP, providing us with opportunities to expand our platform into premium distribution channels, such as Netflix and HBO. We’re also expanding into new content formats like podcasts, music, live, etc.

A great example of this content expansion is one of our premiere properties, FaZe 5. FaZe 5 is a global recruitment challenge that we launched last year and had over 211,000 people submit content for the chance to become a member of FaZe Clan – let that sink in too. 211,000 submissions to be in FaZe Clan. The viewership of the entire campaign was astounding. Videos with the #FaZe5 hashtag racked up over 50 million views on YouTube and over 1 billion views on TikTok. Building on that success in IP, we are launching the next-generation competition this coming year with a far more robust content strategy, both on the development and distribution fronts.

In brand sponsorships, we have been expanding from endemic sponsors like GFUEL to non-endemic sponsors including blue chips like McDonald’s, Beats and Nissan. And we continue to add new categories and slice the rights we offer to brands more thinly to create more real estate and grow our sponsorship business.

In consumer products, we started with FaZe branded apparel and we’ve added individual player lines and collaborations. In the future we’ll add new product categories and look to add a mass retail component.

In esports, we have 10 teams currently and we know that’s going to grow. It’s an incredible brand builder and opportunity for engagement. Adding new teams adds new communities and opens opportunities to add new markets. Acquiring esports teams in new markets provides an organic way to replicate our proven US business model while also adding talent locally.

In all of these areas I’ve just highlighted, I also want to emphasize that we are looking to enhance all of our monetization streams through acquisitions.

BRPM-FaZe Clan, Inc. - Business Combination Conference Call Transcript

Moving to the right-hand side of the slide we are already leveraging our platform into a broad array of future opportunities. Some are nearer term in nature, like subscription offerings, fan clubs and live events. Looking out a little further we’re working on concepts for real money gambling and virtual dining, as well as partnerships with gaming publishers where we can leverage the FaZe Clan brand into our own gaming titles.

And last – I cannot overstate the importance of the metaverse and NFTs when you think about Faze Clan’s future. As we all have heard from the largest media companies in recent months, the metaverse is at the forefront of next-generation media. With our platform and our unique reach into Gen Z, we believe FaZe Clan is exceptionally well positioned to benefit from this phenomenon.

It’s also important to emphasize that while we talk about these as future opportunities, many are already well underway, and we look forward to updating the market on our progress in the coming quarters.

With that, let me now turn the mic over to the inimitable Amit Bajaj, FaZe Clan’s CFO, to talk about the numbers behind the opportunities I’ve just highlighted.

Amit Bajaj, Chief Financial Officer of FaZe Clan

Thanks, Lee, and hello, everyone.

Starting with Slide 22, as Lee has highlighted, we are announcing this transaction at a pivotal time for the company, where we’ve already built and established the brand, and are now on the cusp of driving growth across our expanding digitally native media and lifestyle platform.

We expect to generate $50 million in revenue in 2021 and intend to grow this business to over $650 million in 2025 via three primary buckets.

First, we intend to continue to increase our presence in our core existing businesses, which include sponsorships, content, consumer products and esports.

Second, we project benefitting from our core position in the digital economy by developing new business lines that capitalize on commercialization of the metaverse, introduction of NFTs, and other initiatives that leverage our position in the ecosystem. All the elements of the right side of the graphic Lee just spoke about.

Lastly is our belief that strategic M&A can be utilized to grow the business in an accretive manner. One of the main rationales for going public is to raise capital to effectuate an M&A strategy. We can acquire assets that can be scaled with our platform, and these can come in the form of content, direct-to-consumer, or businesses in other verticals. We believe that M&A will be an important and value enhancing element of our strategy and have a very significant pipeline of opportunities we are currently evaluating.

BRPM-FaZe Clan, Inc. - Business Combination Conference Call Transcript

Assuming all goes as planned, our current projections call for a rapid path to EBITDA positive in just two years’ time, and then expect continued accelerated growth from there.

Now moving to slide 23, let me take a moment to put a little more color on the revenue build.

The content business is a very important one to us. It’s one that we really intend to lean into as we develop more and more IP. Traditionally, the content business has solely been one where we are monetizing YouTube AdSense dollars off of our FaZe main channel and our talent channels but that will be changing as we introduce soon-to-be released original programming.

Additionally, we have an off-platform strategy in the works as we intend to sell programming to third party distributors, many of whom we are in active discussions with and who want access to our audience.

We believe that the sponsorship business should continue to see robust growth by adding more and more brands to the pipeline. We see a lot more opportunity to monetize via brands and sponsorships as we deliver more content and sign additional talent. The sponsorship business has a great deal of visibility, has very attractive margins, and we anticipate announcing some new key meaningful partnerships very soon.

In esports, we are not intending this to be a massive contributor to revenue growth, but we try to be very smart in this sector, looking to continue the power of the brand. we think there could be some upside as we build franchise value in some of these titles and also look at growing digital goods and skins as publishers open up commercialization opportunities. We expect this business to also benefit from a return to live events.

Our consumer products business historically has been more brand building oriented versus really commercializing this vertical. We believe that a strategy of a more robust product offering and fan shop, larger drops with leading brands and designers and a thoughtful retail rollout will significantly grow this business

We expect international will scale as we dive into a few of these geographies and as Lee indicated earlier, we have good traction there.

As we’ve just discussed we have a very active acquisition pipeline, especially in consumer products, that the SPAC proceeds will enable us to execute on. For purposes of the model, we assume this begins getting deployed at the end of 2022, but we are hoping to move quicker than that.

BRPM-FaZe Clan, Inc. - Business Combination Conference Call Transcript

One final observation before I wrap up. Earlier Lee highlighted that we’re in the very early stages of monetizing our massive fan base. We expect that the plan that we have run through today could take our revenue per user from less than 50 cents today to approximately $3.50 by the end of the forecast period. When you compare this to other leagues and platforms that we illustrated and talked about earlier in the presentation, we believe this is still a fairly conservative data point.

With that, I’ll now hand the call back to Lee for closing remarks.

Lee Trink, Chief Executive Officer of FaZe Clan

Thanks, Amit.

We look forward to engaging with the investment community in the coming weeks and months as the transaction moves forward. On behalf of Bryant and Amit, we appreciate your time and your interest in FaZe Clan.

Lastly, if you haven’t yet, I encourage you all to watch the short video clip on our IR page. Thank you and FaZe Up! (and if you’re not sure what that means...you can ask your kids).

###